THE BANK OF NEW YORK

NEW YORK’S FIRST BANK - FOUNDED 1784 BY ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y. 10286

AMERICAN DEPOSITARY RECEIPTS

August 19, 2003

U.S. Securities & Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Attn: Document Control

RE:

Depositary Shares evidenced by the American Depositary Receipts for Ordinary Shares of the par value of CHF 1 each of Swisscom AG

(File No. 333-9358)

Ladies & Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New York, as depositary for securities against which American Depositary Receipts (the “ADRs”) are to be issued, we attach a copy of the revised prospectus  (the “Prospectus”) for Swisscom AG which reflects the par value change from CHF 9 to CHF 1.

As required by Rule 424(e) the upper right hand corner of the cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the ADR certificate for Swisscom AG.

Due to the par value change from CHF 9 to CHF 1, the Prospectus has been revised to include an overstamp that states:

“Effective August 19, 2003, the par value will be CHF 1”

Please contact me with any questions or comments at (212) 815-2367.

Sincerely,

/s/ Patrick J. Mullaly

Patrick J. Mullaly

Assistant Vice President

Encl.

cc:

Mr. Paul Dudek, Esq.

Office of International Corporate Finance